Exhibit 99.1

The Manitowoc Company Reports Second-Quarter 2019 Financial Results

Manitowoc delivers strong second quarter results; Adjusted EBITDA margin improves 300 bps year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported second-quarter Adjusted EBITDA(1) of $53.3 million representing a $15.8 million or 42% improvement compared to the prior year.  Second-quarter GAAP net income was $46.0 million or $1.29 per diluted share. Adjusted net income(1) was $33.5 million, or $0.94 per diluted share, in the second-quarter 2019 versus $14.3 million, or $0.40 per diluted share, in 2018.

Net sales in the second quarter were $504.7 million versus $495.3 million in 2018; a year-over-year increase of 1.9%.  The increase was attributable to higher crane and aftermarket shipments in the Americas region, partly offset by continued weakness in the Middle East and unfavorable changes in foreign currency exchange rates.

Orders in the second quarter were $372.0 million versus $430.8 million in 2018; a year-over-year decrease of 14%.  This decrease was primarily in the Americas segment and was partially offset by increased orders in the EURAF segment.  Orders were unfavorably impacted by $8.4 million due to changes in foreign currency exchange rates.

Adjusted EBITDA margin increased 300 basis points year-over-year to 10.6% of net sales, which included a $9.2 million recovery of administrative expenses associated with the settlement of a legal matter.  Excluding the impact of the settlement, adjusted EBITDA margin rose 120 basis points year-over-year primarily driven by North American revenue growth, favorable price realization, favorable mix and cost reductions.

“The second quarter marked our ninth consecutive quarter of year-over-year adjusted EBITDA margin improvement, and our fifth consecutive quarter of positive adjusted diluted earnings per share. The foundation of The Manitowoc Way is firmly in place reflecting the strength of our operating model to continually improve financial results.  In the quarter, we repurchased approximately 473,000 shares of common stock, underscoring our commitment to effectively deploy our capital,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.

Pennypacker added, “In the quarter, order intake from European customers was in line with our expectations, reflecting positive reception of our products showcased at the bauma trade show where we introduced six new cranes.  Our North American orders slowed as customers became more cautious as a result of uncertain market conditions.  Overall, I am very proud of our team and the results we posted in the first half of the year, and look forward to our continued transformation into a leaner, more profitable Manitowoc.”

Updated Full-Year 2019 Guidance:

•	Revenue – approximately $1.880 to $1.920 billion;
•	Adjusted EBITDA - approximately $140 to $160 million;
•	Depreciation - approximately $35 to $37 million;
•	Restructuring expense - approximately $10 to $12 million;
•	Interest expense – approximately $29 to $33 million, excluding debt refinancing costs;
•	Income tax expense - approximately $12 to $16 million, excluding discrete items; and
•	Capital expenditures - approximately $35 million.

Investor Conference Call

On Friday, August 9th, 2019, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its second-quarter 2019 earnings results during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 116-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile telescopic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain, Shuttlelift and Manitowoc Crane Care brand names.

Footnote

(1)Adjusted net income (loss), adjusted EBITDA, adjusted operating cash flow, adjusted free cash flows and adjusted DEPS are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	the ability to increase operational efficiencies across Manitowoc’s businesses and to capitalize on those efficiencies;
•	the ability to significantly improve profitability;
•	the risks associated with economic growth or contraction;
•	changes in raw material and commodity prices;
•	impairment of goodwill and/or intangible assets;
•	foreign currency fluctuation and its impact on reported results and hedges in place with Manitowoc;
•	the ability to focus on customers, new technologies, and innovation; and
•	risks and factors detailed in Manitowoc's 2018 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THE MANITOWOC COMPANY, INC.

Unaudited Condensed Consolidated Financial Information

For the three and six months ended June 30, 2019 and 2018

(In millions, except share data)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$504.7	$495.3	$922.7	$881.4
Cost of sales	409.5	404.8	747.3	722.5
Gross profit	95.2	90.5	175.4	158.9
Operating costs and expenses:
Engineering, selling and administrative expenses	50.5	62.1	109.9	122.5
Asset impairment expense	—	0.4	—	0.4
Amortization of intangible assets	0.1	0.1	0.2	0.2
Restructuring expense	2.7	3.8	7.2	10.0
Total operating costs and expenses	53.3	66.4	117.3	133.1
Operating income	41.9	24.1	58.1	25.8
Other income (expense):
Interest expense	(7.5)	(9.4)	(18.4)	(19.4)
Amortization of deferred financing fees	(0.4)	(0.4)	(0.8)	(0.9)
Loss on debt extinguishment	—	—	(25.0)	—
Other income (expense) - net	15.9	(5.6)	12.6	(2.9)
Total other income (expense)	8.0	(15.4)	(31.6)	(23.2)
Income from continuing operations before income taxes	49.9	8.7	26.5	2.6
Provision (benefit) for income taxes	3.9	(1.2)	7.2	2.7
Income (loss) from continuing operations	46.0	9.9	19.3	(0.1)
Discontinued operations:
Loss from discontinued operations, net of income taxes of $0.0, $0.0, $0.0 and $0.0, respectively	—	(0.2)	—	(0.2)
Net income (loss)	$46.0	$9.7	$19.3	$(0.3)

Per Share Data
Basic income (loss) per common share:
Income from continuing operations	$1.29	$0.28	$0.54	$—
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.01)
Basic income (loss) per common share	$1.29	$0.27	$0.54	$(0.01)

Diluted income (loss) per common share:
Income from continuing operations	$1.29	$0.27	$0.54	$—
Loss from discontinued operations, net of income taxes	—	—	—	(0.01)
Diluted income (loss) per common share	$1.29	$0.27	$0.54	$(0.01)

Weighted average shares outstanding - basic	35,595,718	35,530,356	35,619,145	35,449,298
Weighted average shares outstanding - diluted	35,725,908	36,064,108	35,799,089	35,449,298

THE MANITOWOC COMPANY, INC.

Unaudited Condensed Consolidated Financial Information

As of June 30, 2019 and December 31, 2018

(In millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$35.0	$140.3
Accounts receivable, less allowances of $10.1 and $10.3, respectively	265.1	171.8
Inventories — net	552.3	453.1
Notes receivable — net	17.9	19.4
Other current assets	37.2	58.3
Total current assets	907.5	842.9

Property, plant and equipment — net	283.5	288.9
Operating lease right-of-use assets	47.6	—
Goodwill	232.7	232.8
Other intangible assets — net	117.5	118.1
Other long-term assets	63.8	59.2
Total assets	$1,652.6	$1,541.9
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$421.9	$425.2
Short-term borrowings and current portion of long-term debt	8.7	6.4
Product warranties	42.4	39.1
Customer advances	10.6	9.6
Other liabilities	25.3	16.3
Total current liabilities	508.9	496.6
Non-Current Liabilities:
Long-term debt	309.6	266.7
Operating lease liabilities	37.0	—
Deferred income taxes	5.3	5.7
Pension obligations	82.9	85.7
Postretirement health and other benefit obligations	18.0	18.3
Long-term deferred revenue	28.5	25.2
Other non-current liabilities	42.7	42.4
Total non-current liabilities	524.0	444.0
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,347,546 and 35,588,833 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	588.8	584.8
Accumulated other comprehensive loss	(116.2)	(116.6)
Retained earnings	208.9	189.6
Treasury stock, at cost (5,446,437 and 5,205,150 shares, respectively)	(62.2)	(56.9)
Total stockholders' equity	619.7	601.3
Total liabilities and stockholders' equity	$1,652.6	$1,541.9

THE MANITOWOC COMPANY, INC.

Unaudited Condensed Consolidated Financial Information

For the three and six months ended June 30, 2019 and 2018

(In millions)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operations:
Net income (loss)	$46.0	$9.7	$19.3	$(0.3)
Adjustments to reconcile net income (loss) to cash used for operating activities:
Asset impairment expense	—	0.4	—	0.4
Depreciation	8.6	9.1	17.4	18.2
Amortization of intangible assets	0.1	0.1	0.2	0.2
Amortization of deferred financing fees	0.4	0.4	0.8	0.9
Loss on debt extinguishment	—	—	25.0	—
Gain on sale of property, plant and equipment	(0.4)	(0.9)	—	(2.2)
Other	2.3	(2.3)	6.0	0.7
Changes in operating assets and liabilities
Accounts receivable	(26.9)	(143.1)	(222.6)	(273.9)
Inventories	(12.0)	(8.0)	(106.5)	(79.5)
Notes receivable	(2.3)	4.2	(2.3)	8.3
Other assets	12.0	(8.5)	26.1	0.3
Accounts payable	(4.5)	22.6	22.1	69.2
Accrued expenses and other liabilities	8.6	16.4	(20.9)	(10.6)
Net cash provided by (used for) operating activities	31.9	(99.9)	(235.4)	(268.3)
Cash flows from investing:
Capital expenditures	(5.3)	(8.8)	(9.7)	(15.2)
Proceeds from fixed assets	—	2.1	4.8	8.4
Cash receipts on sold accounts receivable	—	94.0	126.3	238.0
Net cash provided by (used for) investing activities	(5.3)	87.3	121.4	231.2
Cash flows from financing:
Proceeds from revolving credit facility	24.8	—	82.8	—
Payments on revolving credit facility	(57.8)	—	(82.8)	—
Payments on long-term debt	—	—	(276.6)	—
Proceeds from long-term debt	—	—	300.0	—
Other debt - net	3.1	(0.9)	1.9	(3.0)
Debt issuance costs	(2.6)	—	(8.2)	—
Exercise of stock options	—	0.7	0.1	2.0
Common stock repurchases	(7.4)	—	(7.4)	—
Net cash provided by (used for) financing activities	(39.9)	(0.2)	9.8	(1.0)
Effect of exchange rate changes on cash	(0.7)	(2.9)	(1.1)	(1.2)
Net decrease in cash and cash equivalents	$(14.0)	$(15.7)	$(105.3)	$(39.3)

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted EBITDA, adjusted operating cash flows and adjusted free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Adjusted Net Income (Loss) and Net Income (Loss) Per Share from Continuing Operations
($ in millions, except share data)
	Three Months Ended June 30,
	2019			2018
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$95.2	$—	$95.2	$90.5	$—	$90.5
Engineering, selling and administrative expenses	(50.5)	—	(50.5)	(62.1)	—	(62.1)
Asset impairment expense (1)	—	—	—	(0.4)	0.4	—
Amortization of intangible assets	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Restructuring expense (2)	(2.7)	2.7	—	(3.8)	3.8	—
Operating income	41.9	2.7	44.6	24.1	4.2	28.3
Interest expense	(7.5)	—	(7.5)	(9.4)	—	(9.4)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other income (expense) - net (3)	15.9	(15.5)	0.4	(5.6)	—	(5.6)
Income before income taxes	49.9	(12.8)	37.1	8.7	4.2	12.9
(Provision) benefit for income taxes (4)	(3.9)	0.3	(3.6)	1.2	0.2	1.4
Net income from continuing operations	$46.0	$(12.5)	$33.5	$9.9	$4.4	$14.3

Diluted income from continuing operations per share	$1.29		$0.94	$0.27		$0.40

(1)	Adjustment represents the add back of one-time asset impairment charges.
(2)	Adjustment represents the add back of restructuring related charges.
(3)	Adjustment represents the removal of a gain associated with the settlement of a legal matter.
(4)	Adjustment represents the tax impacts of items (1) through (3).

	Six Months Ended June 30,
	2019			2018
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$175.4	$—	$175.4	$158.9	$—	$158.9
Engineering, selling and administrative expenses	(109.9)	—	(109.9)	(122.5)	—	(122.5)
Asset impairment expense (1)	—	—	—	(0.4)	0.4	—
Amortization of intangible assets	(0.2)	—	(0.2)	(0.2)	—	(0.2)
Restructuring expense (2)	(7.2)	7.2	—	(10.0)	10.0	—
Operating income	58.1	7.2	65.3	25.8	10.4	36.2
Interest expense	(18.4)	—	(18.4)	(19.4)	—	(19.4)
Amortization of deferred financing fees	(0.8)	—	(0.8)	(0.9)	—	(0.9)
Loss on debt extinguishment (3)	(25.0)	25.0	—	—	—	—
Other income (expense) - net (4)	12.6	(15.5)	(2.9)	(2.9)	—	(2.9)
Income before income taxes	26.5	16.7	43.2	2.6	10.4	13.0
(Provision) benefit for income taxes (5)	(7.2)	0.4	(6.8)	(2.7)	0.5	(2.2)
Net income from continuing operations	$19.3	$17.1	$36.4	$(0.1)	$10.9	$10.8

Diluted income from continuing operations per share	$0.54		$1.02	$—		$0.30

(1)	Adjustment represents the add back of one-time asset impairment charges.
(2)	Adjustment represents the add back of restructuring related charges.
(3)	Adjustment represents the removal of charges related to the Company’s refinancing of its Asset Based Lending Revolving Credit Facility and senior secured second lien notes.
(4)	Adjustment represents the removal of a gain associated with the settlement of a legal matter.
(5)	Adjustment represents the tax impacts of items (1) through (4).

Adjusted Operating Cash Flows and Adjusted Free Cash Flows
($ in millions, except share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by (used for) operating activities:	$31.9	$(99.9)	$(235.4)	$(268.3)
Cash receipts on sold accounts receivable	—	94.0	126.3	238.0
Net payments (borrowings) on accounts receivable securitization program	—	0.4	75.0	(16.4)
Adjusted operating cash flows:	31.9	(5.5)	(34.1)	(46.7)
Capital expenditures	(5.3)	(8.8)	(9.7)	(15.2)
Adjusted free cash flows:	$26.6	$(14.3)	$(43.8)	$(61.9)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, plus an addback of certain restructuring and other charges. The reconciliation of GAAP income (loss) from continuing operations to adjusted EBITDA and adjusted operating income for the three and six months ended June 30, 2019 and 2018 and trailing twelve months, is as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve
	2019	2018	2019	2018	Months
Income (loss) from continuing operations	$46.0	$9.9	$19.3	$(0.1)	$(47.5)
Interest expense and amortization of deferred financing fees	7.9	9.8	19.2	20.3	39.8
Provision (benefit) for taxes	3.9	(1.2)	7.2	2.7	(0.3)
Depreciation expense	8.6	9.1	17.4	18.2	35.3
Amortization of intangible assets	0.1	0.1	0.2	0.2	0.3
EBITDA	66.5	27.7	63.3	41.3	27.6
Restructuring expense	2.7	3.8	7.2	10.0	10.1
Asset impairment expense	—	0.4	—	0.4	82.2
Loss on debt extinguishment	—	—	25.0	—	28.6
Other (income) expense - net (1)	(15.9)	5.6	(12.6)	2.9	(4.0)
Adjusted EBITDA	53.3	37.5	82.9	54.6	144.5
Depreciation expense	(8.6)	(9.1)	(17.4)	(18.2)	(35.3)
Adjusted operating income	44.7	28.4	65.5	36.4	109.2
Restructuring expense	(2.7)	(3.8)	(7.2)	(10.0)	(10.1)
Asset impairment expense	—	(0.4)	—	(0.4)	(82.2)
Loss on long-term Dong Yue receivable	—	—	—	—	(3.6)
Amortization of intangible assets	(0.1)	(0.1)	(0.2)	(0.2)	(0.3)
GAAP operating income	$41.9	$24.1	$58.1	$25.8	$16.6

Adjusted EBITDA margin percentage	10.6%	7.6%	9.0%	6.2%	7.7%
Non-GAAP adjusted operating income margin percentage	8.9%	5.7%	7.1%	4.1%	5.8%

(1)

Other (income) expense - net includes the settlement of a legal matter, foreign currency transaction (gains) losses, other components of net periodic pension costs, gain on the settlement of a legal matter and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805